10F3 REPORT

Date Purchased:		August 6, 2012

Name of Issuer/Issue:		Enterprise Products Operating
 1.25% August 13, 2015

Amount of Purchase:		$500,000

Size of Underwriting:		$650,000,000

% of Issue:			0.0769%

Price/Spread:			99.941%/0.350%

	Fund Net Assets1:	Beginning of Period	$71,024,311
				End of Period		$76,849,808

Check the following which applies to each transaction reported above (and discuss any exceptions):

(a) Fund purchase was made prior to end of the first day
on which any sale was made (or fourth day before termination,
if a rights offering).   YES

(b) Purchase price does not exceed the price paid by each other purchaser of securities in that particular or any concurrent offering (Do not check, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer). YES

(c) Underwriting was a firm commitment.    YES

(d) Securities were rated BAA/BBB or above (or, if the issuer of the municipal security has less than three years existence,
 A or above.)    YES

(e) Amount purchased (by all Advisermanaged trusts combined)
is not more than 25% of principal amount of offering.   YES

(f) Purchase was not made from the Adviser or SubAdvisor or
 Matrix Capital Group (Distributor) or their affiliates.    YES

(g) Purchase was not part of group sale, or otherwise allocated
 to the account of either the Adviser or Distributor.   YES

No report need be filed if there were no transactions subject to Rule 10f3.


10F3 REPORT

Date Purchased:		September 27, 2012

Name of Issuer/Issue:		Watson Pharmaceuticals 1.875%
 October 1, 2017

Amount of Purchase:		$335,000

Size of Underwriting:		$1,200,000,000

% of Issue:			0.0279%

Price/Spread:			99.541%/0.600%

	Fund Net Assets2:	Beginning of Period	$71,024,311
				End of Period		$76,849,808

Check the following which applies to each transaction reported above (and discuss any exceptions):

(a) Fund purchase was made prior to end of the first day on which any sale was made (or fourth day before termination, if a rights offering).
   YES

(b) Purchase price does not exceed the price paid by each other purchaser of securities in that particular or any concurrent offering (Do not check, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security
 holders of the issuer).    YES

(c) Underwriting was a firm commitment.    YES

(d) Securities were rated BAA/BBB or above (or, if the issuer of the municipal security has less than three years existence,
 A or above.)    YES

(e) Amount purchased (by all Advisermanaged trusts combined)
is not more than 25% of principal amount of offering.   YES

(f) Purchase was not made from the Adviser or SubAdvisor or
 Matrix Capital Group (Distributor) or their affiliates.    YES

(g) Purchase was not part of group sale, or otherwise allocated
to the account of either the Adviser or Distributor.   YES

No report need be filed if there were no transactions subject to Rule 10f3.

10F3 REPORT

Date Purchased:		July 11, 2012

Name of Issuer/Issue:		AnheuserBusch InBev Worldwide Inc.,
0.8% July 15, 2015

Amount of Purchase:		$525,000

Size of Underwriting:		$1,500,000,000

% of Issue:			0.035%

Price/Spread:			99.817%/0.250%

	Fund Net Assets3:	Beginning of Period	$71,024,311
				End of Period		$76,849,808

Check the following which applies to each transaction reported above (and discuss any exceptions):

(a) Fund purchase was made prior to end of the first day on which any sale was made (or fourth day before termination, if a rights offering).
  YES

(b) Purchase price does not exceed the price paid by each other purchaser of securities in that particular or any concurrent offering (Do not check, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security
 holders of the issuer).    YES

(c) Underwriting was a firm commitment.    YES

(d) Securities were rated BAA/BBB or above (or, if the issuer of the
municipal security has less than three years existence, A or above.)    YES

(e) Amount purchased (by all Advisermanaged trusts combined) is not
more than 25% of principal amount of offering.   YES

(f) Purchase was not made from the Adviser or SubAdvisor or Matrix Capital
 Group (Distributor) or their affiliates.    YES

(g) Purchase was not part of group sale, or otherwise allocated to
 the account of either the Adviser or Distributor.   YES

No report need be filed if there were no transactions subject to Rule 10f3.

   10F3 REPORT
   Date Purchased:	June 12, 2012

   Name of Issuer/Issue:	HydroQuebec, 1.375%, June 19, 2017

   Amount of Purchase:	$750,000

   Size of Underwriting:	$1,000,000,000

   % of Issue:  0.075%

   Price/Spread:	99.884%/0.175%
      Fund Net Assetsi:	Beginning of Period	$68,613,694
                        End of Period		$71,024,311
   Check the following which applies to each transaction reported above (and discuss any exceptions):
(a)	Fund purchase was made prior to the end of the first day on		?
            which any sale was made (or fourth day before termination,
            if a rights offering).	YES

(b)	Purchase price does not exceed the price paid by each other		?
            purchaser of securities in that particular or any
concurrent
            offering (Do not check, in the case of an Eligible
Foreign Offering,
            for any rights to purchase required by law to be granted
 to existing
            security holders of the issuer).	YES
(c)	Underwriting was a firm commitment.	YES			?
(d)	Securities were rated BAA/BBB or above (or, if the issuer 		?
	of the municipal security has less than three years existence,
	A or above).	YES

(e) Amount purchased (by all Advisermanaged trusts combined)
is not more than 25% of principal amount of offering.   YES
(f)	Purchase was not made from the Adviser or SubAdvisor or
            Matrix Capital Group (Distributor) or their affiliates.
	YES
(g) Purchase was not part of group sale, or otherwise allocated 		?
   	to the account of either the Adviser or Distributor.	YES

   No report need be filed if there were no transactions subject to Rule 10f3.


      1 Fund Net Assets were calculated using Fund Portfolio Analysis reports provided by UMB Fund Services, Inc., to HighMark Portfolio Managers.
  HighMark did not verify the accuracy of the information.
      2 Fund Net Assets were calculated using Fund Portfolio Analysis reports provided by UMB Fund Services, Inc., to HighMark Portfolio
Managers.  HighMark did not verify the accuracy of the information.
      3 Fund Net Assets were calculated using Fund Portfolio Analysis reports provided by UMB Fund Services, Inc., to HighMark Portfolio
Managers.  HighMark did not verify the accuracy of the information.
i Fund Net Assets were calculated using Fund Portfolio Analysis reports provided by UMB Fund Services, Inc., to HighMark Portfolio Managers.
 HighMark did not verify the accuracy of the information.

   10F3 REPORT
   Date Purchased:	May 24, 2012

   Name of Issuer/Issue:	United Tech Corp, 1.200%, June 1, 2015

   Amount of Purchase:	$600,000

   Size of Underwriting:	$1,000,000,000

   % of Issue: 0.06%

   Price/Spread:	99.944%/0.3%
      Fund Net Assetsi:	Beginning of Period	$68,613,694
                        End of Period		$71,024,311
   Check the following which applies to each transaction reported above (and discuss any exceptions):
(a)	Fund purchase was made prior to the end of the first day on		?
            which any sale was made (or fourth day before termination,
            if a rights offering).	YES

(b)	Purchase price does not exceed the price paid by each other		?
            purchaser of securities in that particular or any concurrent offering (Do not check, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing
            security holders of the issuer).	YES
(c)	Underwriting was a firm commitment.	YES			?
(d)	Securities were rated BAA/BBB or above (or, if the issuer 		?
	of the municipal security has less than three years existence,
	A or above).	YES

(e) Amount purchased (by all Advisermanaged trusts combined)
is not more than 25% of principal amount of offering.   YES
(f)	Purchase was not made from the Adviser or SubAdvisor or
            Matrix Capital Group (Distributor) or their affiliates.
YES
(g) Purchase was not part of group sale, or otherwise allocated 		?
   	to the account of either the Adviser or Distributor.	YES

   No report need be filed if there were no transactions subject to
Rule 10f3.
   10F3 REPORT
   Date Purchased:	May 14, 2012

   Name of Issuer/Issue:	Kellogg 1.125%, May 15, 2015

   Amount of Purchase:	$850,000

   Size of Underwriting:	$350,000,000

   % of Issue: 0.24%

   Price/Spread:	99.883%/0.250%
      Fund Net Assetsi:	Beginning of Period	$68,613,694
                        End of Period		$71,024,311
   Check the following which applies to each transaction reported above (and discuss any exceptions):
(a)	Fund purchase was made prior to the end of the first day on		?
            which any sale was made (or fourth day before termination,
            if a rights offering).	YES

(b)	Purchase price does not exceed the price paid by each other		?
            purchaser of securities in that particular or any
concurrent
            offering (Do not check, in the case of an Eligible
 Foreign Offering,
            for any rights to purchase required by law to be granted
to existing
            security holders of the issuer).	YES
(c)	Underwriting was a firm commitment.	YES			?
(d)	Securities were rated BAA/BBB or above (or, if the issuer 		?
	of the municipal security has less than three years existence,
	A or above).	YES
(e) Amount purchased (by all Advisermanaged trusts combined)
is not more than 25% of principal amount of offering.   YES
(f)	Purchase was not made from the Adviser or SubAdvisor or
            Matrix Capital Group (Distributor) or their affiliates.
YES
(h) Purchase was not part of group sale, or otherwise allocated 		?
   	to the account of either the Adviser or Distributor.	YES

   No report need be filed if there were no transactions subject to Rule 10f3.